UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2020
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices and zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CDEV	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
On April 21, 2020, Centennial Resource Development, Inc. (the “Company”) received written notification (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty consecutive business days, the bid price for the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).
The Notice has no immediate effect on the listing or trading of the Common Stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until October 19, 2020, to regain compliance. However, due to recent market turmoil, Nasdaq has filed a rule change tolling the compliance periods for price-based listing requirements through June 30, 2020, extending the Company’s compliance period until December 28, 2020.
If the Company does not regain compliance with the Minimum Bid Requirement by December 28, 2020, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Common Stock will become subject to delisting. In the event the Company receives notice that the Common Stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.
The Company intends to actively monitor the closing bid price of its Common Stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements of the Nasdaq Capital Market.
Item 7.01. Regulation FD Disclosure
The information set forth herein under Item 8.01 below is incorporated by reference herein.
Item 8.01. Other Events.
On April 22, 2020, the Company issued a press release announcing that its operating subsidiary, Centennial Resource Production, LLC (“CRP”), has commenced private exchange offers (the “Exchange Offers”) to certain eligible holders to exchange its outstanding 5.375% Senior Notes due 2026 (the “Old 2026 Notes”) and 6.875% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2026 Notes, the “Old Notes”) for up to $250 million aggregate principal amount of newly issued 8.00% Second Lien Senior Secured Notes due 2025 and up to $200 million aggregate principal amount of newly issued 8.00% Third Lien Senior Secured Notes due 2027. In conjunction with the Exchange Offers, CRP is soliciting consents from holders of each series of Old Notes (the “Consent Solicitations” and such consents, the “Consents”) to certain proposed amendments to the indenture governing the Old 2026 Notes (the “Old 2026 Notes Indenture”), by and among the Company, the guarantors party thereto and UMB Bank, N.A. as trustee (the “Trustee”), and to the indenture governing the Old 2027 Notes (the “Old 2027 Notes Indenture” and, together with the Old 2026 Notes Indenture, the “Old Notes Indentures”), by and among the Company, the guarantors party thereto and the Trustee, in each case to eliminate substantially all of the restrictive covenants and certain of the default provisions contained therein (the “Proposed Amendments”). The Company must receive Consents from holders representing a majority of the outstanding principal amount of each series of Old Notes to adopt the Proposed Amendments with respect to the applicable Old Notes Indenture. The terms and conditions of the Exchange Offers and Consent Solicitations are set forth in CRP’s Confidential Offering Memorandum and Consent Solicitation Statement, dated April 22, 2020 (the “Offering Memorandum”).
A copy of the press release announcing the Exchange Offers and the Consent Solicitations is furnished as Exhibit 99.1 hereto and incorporated by reference herein. Additionally, certain information regarding the Company and CRP, including the Company’s proved reserves and related proved pre-tax PV10% using forward strip prices as of April 15, 2020, operational and capital budget updates and expected credit agreement amendment and borrowing base redetermination, set forth in the Offering Memorandum, are included on Exhibit 99.2 hereto and incorporated by reference herein.
The information in this Current Report on Form 8-K is for informational purposes only and is not an offer to purchase or exchange or a solicitation of an offer to purchase, exchange or sell any securities, nor shall there be any sale or exchange of any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Press Release Announcing Exchange Offers and Consent Solicitations dated April 22, 2020.
99.2	Information regarding the Company and CRP.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ GEORGE S. GLYPHIS
George S. Glyphis Vice President, Chief Financial Officer and Assistant Secretary

Date:	April 23, 2020